SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is entered into on the 23rd day of January, 1997 by and between Westmark Group Holdings, Inc., a Delaware corporation ("WGHI") and Michael F. Morrell ("Morrell") and Linda Moore ("Moore"), and is made in reference to the following:

                                    RECITALS

         WHEREAS, Morrell and Moore were former employees of WGHI and previously entered into employment agreements, termination agreements, and consulting agreements with WGHI and;

         WHEREAS, Morrell is the Lessor and WGHI is the Lessee of the premises located at 355 Northeast 5th Avenue, Suites 2, 3, and 4, Delray Beach, Florida and;

         WHEREAS, various disputes have arisen by and between the parties with regard to the aforementioned agreements;

         WHEREAS, the parties hereto wish to settle and to resolve any and all disputes, debts, damages, accounts, claims and demands whatsoever between the parties arising from the aforementioned agreements;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and other covenants and conditions contained herein, WGHI, Morrell, and Moore mutually agree as follows:

         1. MORRELL UNPAID SALARY AND EXPENSES. WGHI covenants and agrees to pay unpaid salary and expenses to Morrell as follows:

         a. $115,000 shall be paid contemporaneously with the close of any transaction wherein WGHI shall receive additional capitalization in the minimum sum of $3,000,000 dollars. If no additional capitalization closure shall occur within ninety (90) days from date of this agreement, said $115,000 shall be paid by the issuance of S-8 shares in the same manner as set forth in paragraph 1b hereafter.

         b. The balance in the sum of $114,000 shall be paid through the issuance of registered S-8 shares of WGHI common stock with a net value of $114,000. A form S-8 Registration Statement shall be filed by WGHI no later than January 30, 1997 and shares shall be issued immediately thereafter.


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         c. Interest in the sum of $31,000 shall be satisfied by the partial assignment of a promissory note receivable or shares of common stock of Green World Technologies, Inc., received by WGHI in the event of either a sale or "spin-off" of Green World Technologies, Inc.

         d. Unpaid business expenses in the sum of $1,000 shall be reimbursed by WGHI within thirty (30) days from the date of this Agreement.

         2. RENTAL OBLIGATION. WGHI acknowledges that pursuant to the terms and conditions of an existing lease agreement between WGHI and Morrell, regarding the premises located at 355 Northeast 5th Avenue, suites 2, 3 and 4, Delray Beach, Florida. WGHI owes monthly rental for suites 2, 3 and 4, for the months of August through December 1996 and January 1997 in the total sum of $13,800. WGHI covenants and agrees to pay the sum of $13,800 as follows:

         a. WGHI shall pay the sum of $4,600 on or before February 5, 1997.

         b. WGHI shall pay the balance in the sum of $9,200 no later than February 23, 1997.

         3. MORRELL CONSULTING FEES. WGHI acknowledges that pursuant to a consulting agreement entered into by and between WGHI and Morrell, WGHI is obligated for the payment of $45,000 for accrued consulting fees through January, 1997. WGHI covenants and agrees to pay the sum of $45,000 through the issuance of registered S-8 shares with a net value of $45,000. A form S-8 Registration Statement shall be filed by WGHI no later than January 30, 1997 and shares shall be issued immediately thereafter. The parties acknowledge that during the remaining term (22 months) of the consulting agreement, consulting fees shall be paid in cash or through the issuance of S-8 common stock on a monthly basis in the sum of $7,500 per month.

         4. MORRELL AUTOMOBILE. WGHI covenants and agrees to reimburse Morrell for various automobile lease expenses in the total sum of $5,400. WGHI shall pay Morrell aforesaid lease expenses in the sum of $5,400 no later than thirty (30) days from the date of this Agreement. Morrell shall have possession of said vehicle, a 1995 Mercedes, until February 1, 1997 at which time said vehicle shall be returned to WGHI and WGHI will hold Morrell free and harmless and indemnify Morrell from any and all liability with respect to said lease agreement other than property damage or personal injury that may occur while said vehicle is in the possession of Morrell. Morrell agrees to indemnify and hold WGHI harmless therefrom. WGHI shall cause the release of Morrell from the existing lease agreement or satisfy the balance owing pursuant to said lease agreement within thirty (30) days of the date of this Agreement.


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         5. MORRELL STOCK OPTIONS. WGHI shall grant to Morrell an option to purchase 125,000 shares of the common stock of WGHI at a price of $1 per share. Said stock option shall vest upon execution of this Agreement and must be exercised within one (1) year thereafter. Said stock option shall be pari passu with the terms and conditions of the stock option granted to Mark Schaftlein, C.O.O., WGHI. The underlying shares shall be included in the current SB-2 Registration Statement or registered pursuant to a form S-8 Registration Statement.

         6. MORRELL WARRANTS. WGHI hereby grants to Morrell 100,000 warrants to purchase the common stock of WGHI at a strike price of $.81 per share. Said warrants will expire one (1) year from the date of this Agreement.

         7. MOORE UNPAID SALARY. WGHI covenants and agrees to pay the sum of $80,000 to Moore as follows:

         a. $40,000 shall be paid contemporaneously with the close of any transaction wherein WGHI shall receive additional capitalization in the minimum sum of $3,000,000. If no additional capitalization closure shall occur within ninety (90) days from the date of this Agreement, said $40,000 shall be paid by the issuance of S-8 shares in the manner set forth in paragraph 7b hereinafter.

         b. The balance in the sum of $40,000 shall be paid through the issuance of registered S-8 shares of WGHI common stock with a net value of $40,000. A form S-8 Registration Statement shall be filed by WGHI no later than January 30, 1997 and shares shall be issued immediately thereafter.

         c. Interest in the sum of $9000 shall be satisfied by the partial assignment of a promissory note receivable or shares of common stock of Green World Technologies, Inc. received by WGHI in the event of either a sale or "spin-off" of Green World Technologies, Inc.

          8. MOORE CONSULTING FEES. WGHI acknowledges that pursuant to a consulting agreement entered into by and between WGHI and Moore, WGHI is obligated for the payment of $24,000 for accrued consulting fees through January 1997. WGHI covenants and agrees to pay the sum of $24,000 through the issuance of registered S-8 shares of WGHI common stock with a net value of $24,000. A form S-8 Registration Statement shall be filed by WGHI no later than January 30, 1997 and shares shall be issued immediately thereafter. The parties acknowledge that during the remaining term (4 months) of the consulting agreement, consulting fees shall be paid in cash or through the issuance of S-8 common stock on a monthly basis of the sum of $4,000.

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         9. MOORE STOCK OPTIONS. WGHI shall grant to Moore an option to purchase
67,000 shares of the common stock of WGHI at a price of $1 per share. Said stock option shall vest upon execution of this Agreement and must be exercised within one (1) year thereafter. Said stock option shall be pari passu with the terms and conditions of the stock option granted to Mark Schaftlein, C.O.O., WGHI. The underlying shares shall be included in the current SB-2 Registration Statement or registered pursuant to a form S-8 Registration Statement.

         10. MOORE WARRANTS. WGHI hereby grants to Moore 53,333 warrants to purchase the common stock of WGHI at a strike price of $.81 per share. Said warrants will expire one (1) year from the date of this Agreement.

         11. RELEASE. Subject to the receipt of the consideration hereinabove provided, each of the parties hereto forever releases and discharges the other party and its officers, directors, shareholders, employees, agents affiliates, subsidiaries, attorneys, successors and assigns, of and from any and all claims, rights, duties, obligations, debts liabilities, damages, injuries, actions, and causes of action of every kind in nature, foreseen and unforeseen, contingent and actual, liquidated and unliquidated, suspected and unsuspected, disclosed and undisclosed, whether direct or by way of indemnity, contribution or otherwise arising out of or relating to the aforementioned employment agreements, terminations agreements, consulting agreements through January 31, 1997, lease agreement through January 31, 1997, together with any other written or oral agreements or the ownership of common stock, warrants or options to purchase common stock of WGHI. Nothing contained herein shall operate to release or discharge any party or its successors and assigns from any claims arising out of or relating to a breach of any of the obligations contained in this Agreement.

         12 NATURE OF AGREEMENT. The provisions contained in this Agreement constitute a compromise of disputed issues. This Agreement shall not, in any way, be construed as an admission by either party of any unlawful, wrongful or invalid act.

         13. AUTHORITY TO EXECUTE. Westmark represents that all necessary corporate action has been taken to authorize the execution, delivery and performance by each party to this Agreement. This Agreement is the legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms, subject as to enforcement only as to applicable bankruptcy, insolvency reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally and to general equitable principals. This Agreement does not violate any agreement or contract to which either party is a party thereto.

         14. FURTHER COOPERATION. Each party hereto agrees to execute, acknowledge, and/or deliver any and all documents reasonably necessary to carry out and perform its obligations hereunder.

         15. ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties as to the settlement of all claims and supersedes and replaces

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all prior settlement negotiations and proposed agreements, written and oral. The parties hereto acknowledge that no other party or agent or attorney of any other party has made any promise, representation or warranty whatsoever express or implied not contained in this Agreement concerning the subject matter hereof to induce either party to enter into this Agreement, and each party acknowledges that it has not executed this Agreement in reliance upon any such promise, representation or warranty not contained herein.

         16. SEVERABILITY. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a tribunal of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         17. NO WAIVER. The waiver, either expressed or implied, by any party hereto of any term or condition of this Agreement, shall not constitute a relinquishment by said party of its right to enforce the term or condition at any later date unless this Agreement is amended in writing to so provide for an unconditional waiver. Prior to the execution of this Agreement and any other document to which reference is made herein, each party hereto and thereto has fully understood and carefully read all of the provisions of this Agreement. That each party has consulted with or alternatively has had opportunity to consult with, legal counsel of its own choice concerning the terms and conditions of this Agreement and any other document to which reference is made herein, and such other opportunity to participate in the drafting of this Agreement and such other document, and that each such party to this Agreement and such other document is voluntarily entering into this Agreement.

         18. COUNTERPARTS. This Agreement may be executed in any number of original counterparts. Any such counterpart, when executed shall constitute an original of this Agreement, and all such counterparts together shall constitute one and the same Agreement.

         19. NO MODIFICATION. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or have any force or effect unless made in writing and signed by the parties against whom the waiver, modification or amendment is asserted.

         20. GOVERNING LAW. This Agreement shall be governed by and interpreted according to the laws of the State of Florida.

         21. INTERPRETATION. None of the parties hereto, not their respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, not strictly for or against any of the parties hereto.

         22. ATTORNEY'S FEES TO ENFORCE THIS AGREEMENT. In the event that any action is commenced to seek enforcement of this Agreement or a declaration of rights.

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thereunder, the prevailing party in such action shall be entitled to recover its reasonable attorney's fees and costs incurred in connection with that action.

         23. JURISDICTION AND VENUE. In the event that any action is commenced to seek enforcement of this Agreement or a declaration of rights thereunder, the jurisdiction and venue for any such action shall be in Palm Beach County, Florida.

         24. TIME OF THE ESSENCE. Time is expressly of the essence.

         25. LATE FEE. In the event any payment is not paid within fifteen (15) days of its due date, WGHI shall pay a late fee equal to 10% (ten) percent of the amount of such late payment, which shall be due immediately.

         26. WARRANT PROCEDURE. The warrants referred to herein shall expire 18 months from the date of this Agreement. WGHI agrees to register the underlying shares within 6 months from the date herein and in the absence of registration Moore and or Morrell shall have the right to "put" the warrants to WGHI in which event WGHI shall pay to Moore and or Morrell the difference between 81 cents and the closing bid price on the date of the "put" demand. The "put" shall expire 18 months from the date of this agreement or the earlier date of an effective registration statement registering the underlying shares.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.


WESTMARK GROUP HOLDINGS, INC.


By: /s/ Mark Schaftlein                           /s/ Michael F. Morrell
----------------------------                      ----------------------------
MARK SCHAFTLEIN                                   MICHAEL F. MORRELL


Its: Chief Operating Officer
     -----------------------

                                                  ____________________________
                                                  LINDA MOORE



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